                                                                 EXHIBIT (10)o


















                          RESTRICTED STOCK AGREEMENT

                PACIFIC TELECOM, INC. LONG TERM INCENTIVE PLAN
                               1994 RESTATEMENT
                          RESTRICTED STOCK AGREEMENT
                          __________________________


      This Restricted Stock Agreement ("Agreement") is made effective as of February 4, 1994, between Pacific Telecom, Inc., a Washington corporation (the "Company") and _________________________ (the "Employee").

      In consideration of the agreements set forth below, the Company and the Employee agree as follows:

      1.    Stock Award. Pursuant to the Company's Long Term Incentive Plan,
            ___________
1994 Restatement (the "Plan") and subject to approval of such Plan by the Company's shareholders at the Company's 1994 annual meeting of shareholders, the Company hereby awards to the Employee _______________ shares (the "Grant Shares") of the Company's Common Stock for calendar year 1994 (the "Grant Year"). The Grant Shares shall be owned by the Employee subject to the terms and conditions of this Agreement and the Plan, a copy of which has been provided to the Employee. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan. The Company and the Employee agree that this award shall terminate and supersede any rights to performance shares associated with the 1993-1996 performance cycle that began under the Company's Long Term Incentive Plan prior to adoption of the Plan. The Employee acknowledges that the 1991-1994 performance cycle was terminated December 14, 1993 and performance awards associated with that cycle were prorated in accordance with the provisions governing terminations prior to adoption of the Plan.

      2.    Shares Purchased on Open Market; Escrow.
            _______________________________________

            2.1   Market Purchase.  As soon as practicable after execution of
                  _______________
      this Agreement by the Company and the Employee, the Company shall pay to a securities broker or other third party an amount equal to the market price of the Grant Shares, with instructions to purchase the Grant Shares on the open market in the Employee's name and to deliver the certificates representing the Grant Shares into escrow pursuant to
      Section 2.2 of this Agreement. For purposes of administrative convenience, the Company shall have the authority to determine the number of certificates to be issued in the Employee's name and the denomination of each certificate.

            2.2   Escrow. For purposes of facilitating the enforcement of
                  ______
      Sections 3 and 5 of this Agreement, the Grant Shares purchased pursuant to Section 2.1 shall be delivered to a person or persons designated by the Company to serve as escrow holder (individually or jointly, as applicable, the "Escrow Holder"). The Escrow Holder may be an employee of the Company. Upon delivery into escrow of the certificates representing the Grant Shares, the Employee shall deliver to the Escrow Holder duly

Pacific Telecom, Inc. Long Term Incentive Plan
1994 Restatement
Restricted Stock Agreement

      executed stock powers with respect to each certificate. The Escrow Holder shall hold the certificates and associated stock powers in escrow and shall release the Grant Shares to the Company or the Employee, as applicable, only in accordance with Section 7 of this Agreement. The Employee hereby acknowledges that the Company's designee is appointed as the Escrow Holder with the foregoing authorities as a material inducement to make this Agreement and that said appointment is coupled with an interest and is irrevocable. The Employee agrees that said Escrow Holder shall not be liable to any party to this Agreement (or to any other party) for any actions or omissions unless the Escrow Holder is grossly negligent with respect thereto.

      3.    Vesting of the Grant Shares; Forfeiture.
            _______________________________________

            3.1   Definition of "Termination Of Employment".  A "Termination
                  _________________________________________
      of Employment" shall be deemed to occur on the date on which the Employee ceases to be employed on a continuous full time basis by the Company for any reason or no reason, with or without cause. The Employee shall not be treated as having a Termination of Employment during the time Employee is receiving long term disability benefits provided by the Company, unless the Employee has received formal written notice of termination.

            3.2   Vesting.
                  _______

                  (a)   Regular Vesting Schedule.  25 percent of the Grant
                        ________________________
            Shares shall become non-forfeitable ("Vested") on each succeeding February 15, starting with the February 15 following the end of the Grant Year, if the following two conditions are satisfied:

                        (i) The Employee does not have a Termination of Employment prior to such February 15; and

                        (ii) The Employee satisfies the Annual Purchase Requirement described in Section 4 with respect to the calendar year that ended on the December 31 immediately preceding such February 15.

                  (b)   Accelerated Vesting. Any unvested Grant Shares shall
                        ___________________
            become fully Vested upon the occurrence of any of the following:

                        (i)    Termination of Employment, as defined in
                  Section 3.1, within two years after one of the events described in Sections 8.1, 8.2 or 8.3 of the Plan;

Pacific Telecom, Inc. Long Term Incentive Plan
1994 Restatement
Restricted Stock Agreement

                        (ii)   January 1 following the death of the Employee;

                        (iii) January 1 following the Retirement of the Employee after age 55 and completion of at least 5 "years of service" within the meaning of the Company's defined benefit plan; or

                        (iv) Receipt by the Employee of formal written notice of termination following the permanent and total disability of the Employee, which shall mean any medically determinable physical or mental impairment that renders the Employee unable to engage in any substantial gainful activity and can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

            3.3   Forfeiture. An Employee shall forfeit to the Company all or
                  __________
      a portion of the Grant Shares upon any of the following:

                  (a)   Termination of Employment.  If the Employee has a
                        _________________________
            Termination of Employment that is not described in 3.2(b), the Employee shall forfeit any portion of the Grant Shares that is not Vested under 3.2(a).

                  (b)   Failure to Meet Annual Purchase Requirement. If the
                        ___________________________________________
            Employee fails to meet the Annual Purchase Requirement described in Section 4 for a calendar year, the Employee shall forfeit the Grant Shares that would have become Vested on the February 15 following the end of that year under 3.2(a).

                  (c)   Attempted Transfer of Shares Not Vested.  If an
                        _______________________________________
            attempt is made to assign, encumber, pledge or otherwise transfer any Grant Shares before they are Vested, in violation of Section 5, the Employee shall forfeit all of the Grant Shares with respect to which the attempt was made.

      4.    Annual Purchase Requirement.
            ___________________________

            4.1   Definitions.
                  ___________

                  (a)   Target Shares.  The term "Target Shares" shall mean
                        _____________
            shares of Pacific Telecom, Inc. Common Stock and PacifiCorp Common Stock "beneficially owned" by the Employee within the meaning of Rule 16a-l(a)(2) promulgated under the Securities Exchange Act of 1934. All shares granted under the Plan shall constitute Target Shares, whether or not Vested.

                  (b)   Base Salary.  The term "Base Salary" shall mean, with
                        ___________
            respect

Pacific Telecom, Inc. Long Term Incentive Plan
1994 Restatement
Restricted Stock Agreement

            to each calendar year commencing with the Grant Year, the Employee's annual regular salary as in effect on January 1 of such calendar year.

                  (c)   Stock Ownership Target.  The term "Stock Ownership
                        ______________________
            Target" shall mean, with respect to each calendar year commencing with the Grant Year, a dollar amount equal to _______ times the Employee's Base Salary for such calendar year.

                  (d)   Annual Purchase Percentage.  The term "Annual
                        __________________________

            Purchase Percentage" shall mean, with respect to each calendar year commencing with the Grant Year, the number equal to the total value of all of the Target Shares purchased by or at the direction of the Employee on the open market or under the PacifiCorp K Plus Employee Savings and Stock Ownership Plan (the "K Plus Plan") during the calendar year, less the total value of all of the Target Shares with respect to which the Employee disposed of beneficial ownership during the calendar year, divided by the Employee's Base Salary for the calendar year:

                        Value of Target         Value of Target
            Annual      Shares Purchased  -     Shares Disposed
            Purchase=                                       of
                        ______________________________________________________
            Percen-
            tage                          Base Salary

            ;provided that for purposes of this calculation each Target Share
             ________
            purchased or disposed of during the calendar year shall be valued at the purchase or disposition price thereof.

                  (e)   Minimum Ownership Target.  The term "Minimum Ownership
                        ________________________
            Target" shall mean, with respect to each calendar year commencing with the Grant Year, a dollar amount equal to ________ times the Employee's Base Salary for such calendar year.

            4.2   Annual Purchase Requirement.
                  ___________________________

                  (a)   Valuation.  As soon as practicable following January 1
                        _________
            of each of the four calendar years commencing with the Grant Year, the Company shall conduct a valuation of all the Target Shares held by the Employee on such January 1. For purposes of this valuation, each share of Pacific Telecom, Inc. Common Stock shall be deemed to have a value equal to the average closing price of such stock as quoted on the NASDAQ National Market over the 20 trading days immediately preceding January 1 of the year

Pacific Telecom, Inc. Long Term Incentive Plan
1994 Restatement
Restricted Stock Agreement

            in which the valuation is being conducted. Each share of PacifiCorp Common Stock shall be deemed to have a value equal to the average closing price of such stock on the New York Stock Exchange over the 20 trading days immediately preceding such January 1.

                  (b)   Stock Ownership Target Not Met.  If the Target Shares

                        ______________________________
            held by the Employee as of January 1 of a calendar year, when valued in accordance with (a), have a value less than the Employee's Stock Ownership Target for that year, the Employee shall purchase on the open market or acquire under the K Plus Plan (such obligation being referred to in this Agreement as the "Annual Purchase Requirement") such number of Target Shares as may be necessary to cause the Employee's Annual Purchase Percentage (calculated pursuant to paragraph 4.1(d) above), to equal or exceed __________ percent; provided, however, that the value of
                                       __________________
            Target Shares to be purchased under the Annual Purchase Requirement, when reduced by the value of Target Shares disposed of during the year, shall not exceed the difference between the value of the Employee's holdings of Target Shares as of January 1 of the calendar year and the Stock Ownership Target.

                  (c)   Stock Ownership Target Met. If the Target Shares held
                        __________________________
            by the Employee as of January 1 of a calendar year, when valued in accordance with (a), have a value that equals or exceeds the Employee's Stock Ownership Target for that year, the Annual Purchase Requirement for such year shall be deemed to be satisfied and the Employee shall have no obligation to purchase additional Target Shares during the year.

                  (d)   Information Requested from Employee.  The Employee
                        ___________________________________
            shall provide the Company with such information including evidence of beneficial ownership of Target Shares and of purchases and dispositions of Target Shares, as the Company may reasonably request to administer the Annual Purchase Requirement.

            4.3   Waiver of Annual Purchase Requirement by Board of
                  _________________________________________________
      Directors.  The Board of Directors of the Company, or a committee
      _________
      thereof to which the Board of Directors has delegated authority to administer the Plan (the "Plan Administrator"), may waive the Annual Purchase Requirement for a given calendar year if the Plan Administrator finds, in its absolute discretion, that compliance with the Annual Purchase Requirement would result in extraordinary hardship for the Employee.

            4.4   Waiver of Annual Purchase Requirement by Executive Officer.
                  __________________________________________________________
      Any executive officer to whom appropriate authority has been delegated pursuant to Section 4.3 of the Plan may waive the Annual Purchase Requirement for a given

Pacific Telecom, Inc. Long Term Incentive Plan
1994 Restatement
Restricted Stock Agreement

      calendar year if (i) such officer finds, in his or her absolute discretion, that compliance with the Annual Purchase Requirement would result in extraordinary hardship for the Employee and (ii) the value of
                                                        ___
      the Target Shares held by the Employee on January 1 of the year exceeded the Minimum Ownership Target.

      5.    Restriction on Transfer.  The Employee shall not assign, encumber,
            _______________________
pledge or otherwise transfer, voluntarily or involuntarily, any Grant Shares that are not Vested.

      6.    Mergers, Consolidations or Changes in Capital  Structure.  If,
            ________________________________________________________
after the date of this Agreement, the outstanding Common Stock of the Company is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, plan of exchange, recapitalization, reclassification, stock split-up, combination of shares or dividend payable in shares, or in the event of any consolidation, merger or plan of exchange involving the Company pursuant to which the Company's Common Stock is converted into cash, any Common Stock, other securities or other consideration issued or distributed with respect to the Grant Shares in any such transaction shall be subject to the restrictions and conditions set forth herein, including the escrow requirements of Sections 2 and 7.

      7.    Escrow.  The certificates and associated stock powers delivered to
            ______
the Escrow Holder pursuant to Section 2.2 of this Agreement shall be held in escrow until (i) receipt by the Escrow Holder of a certificate of the Company certifying that some or all of the Grant Shares have Vested, or (ii) receipt by the Escrow Holder of a certificate of the Company certifying that some or all of the Grant Shares have been forfeited to the Company pursuant to Section
3.3. Upon receipt by the Escrow Holder of one of the foregoing certificates, the Escrow Holder shall deliver to the Employee or the Company, as appropriate, certificates representing all of the Grant Shares to which the Employee or the Company, as applicable, is entitled.

      8.    No Right to Employment.  Nothing in this Agreement or the Plan
            ______________________
shall (i) confer upon the Employee any right to be continued in the employment of the Company or interfere in any way with the right of the Company to terminate the Employee's employment at any time, for any reason or no reason, with or without cause, or to decrease the Employee's compensation or benefits, or (ii) confer upon the Employee any right to the continuation, extension, renewal, or modification of any compensation, contract or arrangement with or by the Company.

      9.    Rights as Shareholder.  Subject to Section 2.2 and the other
            _____________________
provisions of this Agreement, the Employee shall be entitled to all of the rights of a shareholder with respect to the Grant Shares, including the right to vote such shares and to receive ordinary dividends payable with respect to such shares from the date of the grant. The Employee acknowledges that the certificates representing the Grant Shares may bear such legends as may be required

Pacific Telecom, Inc. Long Term Incentive Plan
1994 Restatement
Restricted Stock Agreement

by law with respect to the rights and restrictions applicable to the shares. The Employee agrees that any dividends declared or paid in respect of the Grant Shares prior to the Company's 1994 annual meeting of shareholders shall be subject to forfeiture in the event shareholder approval of the Plan is not obtained at the annual meeting. If forfeiture occurs, the Employee shall promptly pay to the Company the full amount of dividends received. If the Employee fails to repay such forfeited dividends, the Company shall have the right to withhold the amount of such dividends from Employee's salary or other amounts payable to the Employee.

      10.   Withholding Taxes.  The Company shall have the right to require
            _________________
the Employee to remit to the Company, or to withhold from other amounts payable to the Employee, as compensation or otherwise, an amount sufficient to satisfy all federal, state and local withholding tax requirements.

      11.   Approvals.   Should the approval of state and federal authorities
            _________
or agencies with jurisdiction in the matter be required, the obligations of the Company under this Agreement and the Plan are subject to the Company obtaining such approval. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange or quotation system on which the Company's shares may then be listed or quoted, in connection with the grant evidenced by this Agreement. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver the Grant Shares if such issuance or delivery would violate or result in a violation of applicable state or federal securities laws.

      12.   Miscellaneous.
            _____________

            12.1  Governing Law.  This Agreement shall be governed by and
                  _____________
      construed under the laws of the state of Washington, without regard to the choice of law principles applied in the courts of such state.

            12.2  Severability. If any provision or provisions of this
                  ____________
      Agreement are found to be unenforceable, the remaining provisions shall nevertheless be enforceable and shall be construed as if the unenforceable provisions were deleted.

            12.3  Entire Agreement.  This Agreement and the Plan constitute
                  ________________
      the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral or written agreements between the Company and the Employee relating to the subject matter hereof.

            12.4  Amendment. This Agreement may be amended or modified only
                  _________
      pursuant to the Plan or by written consent of the Company and the Employee.

Pacific Telecom, Inc. Long Term Incentive Plan
1994 Restatement
Restricted Stock Agreement

            12.5  Successors. This Agreement shall inure to the benefit of and
                  __________
      be binding upon the Company and its successors.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                  COMPANY:          PACIFIC TELECOM, INC., a Washington
                                    corporation

                                    By:_______________________________________

                                    Title:_________________________________


                  EMPLOYEE:         __________________________________________
                                    [signature]

                                    __________________________________________
                                    [type or print name]